Exhibit 99.1

Cenntro Delivers LS450 Electric Trucks in the United States Under Government Incentive Programs

20 deliveries under New York State program generate more than $2.44 million in revenue

ISELIN, N.J., November 3, 2026 — Cenntro Inc. (NASDAQ: CENN) (“Cenntro” or the “Company”), an electric commercial vehicle company offering purpose-built vehicles, today announced deliveries of its LS450 electric trucks in the United States under government incentive programs that support commercial fleet electrification.

Cenntro has delivered 20 LS450 electric trucks under the New York Truck Voucher Incentive Program (NYTVIP), generating more than $2.44 million in total revenue. The Company plans to deliver LS450 trucks under the New York City Clean Trucks Program (NYCCTP), extending its participation in programs designed to help fleet operators adopt cleaner commercial vehicles.

In addition, the LS450 has qualified for and been listed under the California Clean Fuel Reward (CCFR) and the New Jersey Zero-Emission Incentive Program (NJ ZIP). These qualifications broaden the opportunities for eligible customers to access incentives when purchasing the Company’s electric trucks.

Incentive programs can help reduce the upfront cost of electric commercial vehicles, making it easier for fleet operators to evaluate and pursue electrification. Cenntro views participation in these programs as an important part of its efforts to expand LS450 adoption in the U.S. market. Customer incentives remain subject to each program’s eligibility requirements, funding availability and approval process.

“Delivering 20 LS450 trucks under New York State’s incentive program is an important step in expanding our U.S. commercial vehicle business,” said Peter Wang, Chairman and Chief Executive Officer of Cenntro. “These programs help lower the upfront investment for eligible customers and support their transition to electric vehicles. With deliveries underway under New York programs and eligibility in California and New Jersey, we see opportunities to bring the LS450 to more fleet operators.”

Cenntro expects these program qualifications to support additional LS450 deliveries as it continues to develop its U.S. commercial vehicle business.

About Cenntro

Cenntro (NASDAQ: CENN) is a pioneering maker and provider of electric commercial vehicles (“ECVs”). Cenntro's purpose-built ECVs are designed to serve a variety of commercial applications inclusive of its line of class 1 to class 4 trucks. Cenntro is building a globalized supply-chain, as well as the manufacturing, distribution, and service capabilities for its innovative and reliable products. Cenntro continues to evolve its products capabilities through advanced battery, powertrain, and smart driving technologies. For more information, please visit Cenntro's website at: www.cenntroauto.com.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may," "believe," "anticipate," "could," "should," "intend," "plan," "will," "aim(s)," "can," "would," "expect(s)," "estimate(s)," "project(s)," "forecast(s)," "positioned," "approximately," "potential," "goal," "strategy," "outlook" and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro's public filings with the SEC, including the "Risk Factors" in Cenntro's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2025 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file with the SEC, which may be viewed at www.sec.gov.

Contacts:

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com